Q3 2026 SHAREHOLDER LETTER NOVEMBER 2026

Q3 2026 The Global Gayborhood in Your Pocket™ Dear Grindr Shareholders, Grindr delivered another excellent quarter, with strong engagement and a healthy ecosystem driving revenue growth of 22% year over year to $141 million and Adjusted EBITDA of $62 million, a 44% Adjusted EBITDA margin. We are again raising our 2026 guidance, to $560 million in revenue and $236 million in Adjusted EBITDA. Today, a quarter earlier than usual, we are also providing our first outlook for 2027, pointing to another exceptional year across both the Grindr app and adding initial accretive contributions from Freddie.1 1 On November 2, 2026, Grindr acquired PurposeMed Inc., the parent company of Freddie, a leading telehealth provider of PrEP and HIV prevention care. Shareholder Letter 2

Q3 2026 The Global Gayborhood in Your Pocket™ From Investor Day Commitments to Platform Reality At our 2024 Investor Day, we outlined a platform strategy reflecting what our users already knew: Grindr wasn’t just a dating app, but the primary social network for gay people. We saw an opportunity to meet more of gay men’s needs through multiple profitable businesses that reinforced one another. For the core app, we would improve the free experience and grow monetization through premium products worth paying more for, rather than worsening the free experience to push users into paying. This was our Global Gayborhood in Your Pocket™ vision, backed by ambitious financial goals: 20%– 25% compounded annual revenue growth and 39%–42% Adjusted EBITDA margins through 2027. Over the past two and a half years we’ve transformed the user experience with a fully rebuilt app and chat infrastructure, new products like Right Now and gAI™-powered recommendations, and, recently, Maps. Our product improvements have strengthened ecosystem health and made it easier for users to find the connections they want. This year, we deliberately focused on developing AI- powered premium products, strengthening the free experience, and preparing to expand into businesses beyond the core app, while raising the bar for execution company-wide. Monthly active users have grown by 13% since 2024 through 2025,2 and users now spend almost 70 minutes a day on Grindr on average. MONTHLY ACTIVE USERS +13% Growth in monthly active users since 2024 through 2025 DAILY ENGAGEMENT ~70 min Average time spent on Grindr per user every day 2 Based on Average MAU of 13.3M and 15.0M as of December 31, 2023 and December 31, 2025, respectively. Shareholder Letter 3

Q3 2026 The Global Gayborhood in Your Pocket™ DELIVERING ON OUR LONG TERM TARGETS A FULL YEAR EARLY Our increased 2026 outlook puts us within the $234 million to $252 million Adjusted EBITDA range we envisioned for 2027 at our 2024 Investor Day, with revenue at roughly 93% of our 2027 target. Our team is delivering on our Investor Day financial ambitions nearly a full year early, while some of the biggest product opportunities we began pursuing in 2024 have yet to contribute. This progress has made us even more ambitious about what we can build and the growth we can deliver in the years ahead. We’re delivering on our Investor Day financial ambitions a year early Based on our increased 2026 outlook Revenue 93% of our Investor Day 2027 revenue target 0% 100% Adjusted EBITDA $236M within our $234–252M Investor Day 2027 range This fall, we are taking two major steps toward that bigger ambition: launching Edge, our AI-powered premium tier, and bringing Freddie into Grindr. With the acquisition complete, we now own an established, profitable, and rapidly growing telehealth business, expanding Grindr Health alongside Woodwork. 2026 outlook 2026 outlook $236M Investor Day 2027 target range $234M $252M Shareholder Letter 4

Q3 2026 The Global Gayborhood in Your Pocket™ Launching Edge: Unlocking the AI Power User Edge is the next major step in our premiumization strategy: giving users substantially more value that’s worth paying more for. It launches globally on November 17, with early access beginning November 10. Edge helps users find the connections they want to meet with less effort. Personalized recommendations surface users suited to their tastes, Insights help them understand compatibility and the likelihood of a reply, and Reconnect brings past connections back into view. We have redesigned the experience around these capabilities, giving Edge a distinct look and feel throughout the app, a new app icon, and a new welcome experience. Users will feel the difference from the moment they upgrade and every time they use Grindr. A distinct Grindr experience Edge introduces a completely new interface, built specifically for a smaller community of users seeking a more curated and personalized way to connect. Its design, recommendations, and experience are meaningfully different from the Grindr users know today. Grid Map Discover Reconnect Online Position Dre 2mi away Theo 3mi away Sam 4mi away ★ Marco Jayson Andre Twunk DJ Rafa Nico Kai Jules 9:41 9:41 9:41 Shareholder Letter 5

Q3 2026

The Global Gayborhood in Your Pocket™

We are supporting the launch with the biggest product marketing effort in Grindr's history, spanning creators, in-app promotion, outdoor advertising, and events in New York and London.

On October 20, we opened early-access registration at edge.grindr.com. Within 72 hours, nearly 400,000 users had registered, almost four times our first-week stretch goal of 100,000. That interest reinforces our confidence that Edge will be a very successful driver of core app revenue growth beginning in 2027.


EARLY-ACCESS REGISTRATIONS
~400K
in the first 72 hours
Registered
Week-one goal
100K
Almost 4x our first-week stretch goal

As we have discussed before, Edge is designed for a select community of users who are willing to pay meaningfully more for a unique Grindr experience. In its first three to four years, we expect Edge subscribers to reach roughly one-third to two-thirds of 1% of our global monthly active users, with a hard limit of 1%. We are deliberately managing the growth of the Edge community to preserve exclusivity; this also gives us flexibility to optimize pricing and packaging over time.

EXCLUSIVE BY DESIGN



Edge is capped at 1% of global monthly active users.

We are launching Edge at an introductory price of $120 per month, nearly three times what Unlimited cost until this year. We believe this will generate significant demand and position Edge for a very strong 2027. With the combination of a premium experience and deliberately limited membership, we have room for substantially higher pricing over time.


9:41
Xtra
Unlimited
Edge
Second chances
More connections worth continuing.
Met at Fire Island pool party last month. Hot weekend fling. He's back in New York now, reach out and pick up where you left off.
Popular
1 week
$69.99
1 month
$119.99
Continue

Example of new Edge storefront.

Shareholder Letter

6

Q3 2026 The Global Gayborhood in Your Pocket™ Scaling the Gayborhood: Freddie Joins Grindr With the business nearly a year ahead of our three-year Investor Day plan and premiumization well underway, healthcare is the obvious next step in building the Gayborhood. Most gay men think about HIV prevention daily, and HIV risk is directly linked to the connections our users make on Grindr. On November 2, we completed our acquisition of PurposeMed Inc., the parent company behind Freddie, the leading telehealth provider of PrEP – a medication that reduces the risk of getting HIV through sex by about 99% when taken as prescribed. Together, Grindr and Freddie can dramatically improve the health of gay men and bend the trajectory of the HIV epidemic in the U.S. For example, if Grindr attracts 200,000 gay men as new patients, that would prevent nearly 4,000 HIV infections each year.3 Roughly 22,500 gay and bi men are infected with HIV in the U.S. each year, so this would represent roughly 18% of all new infections among gay and bi men.4 With this in mind, the enormity of the work we are embarking on is hard to overstate. If Grindr attracts 200,000 gay men as new patients That would prevent ~4,000 HIV infections each year Representing ~18% of all new U.S. HIV infections among gay and bi men per year Freddie brings to Grindr an experienced clinical team, coverage across all 50 U.S. states, pharmacy operations, and support navigating insurance and staying on treatment. These capabilities enable patients to access PrEP digitally, including testing and prescriptions, without a live appointment in many states. Acquiring these capabilities saves at least two years of building them ourselves and gives Grindr Health an established, profitable business to grow rapidly. 3 Illustrative estimate. Assumes 200,000 new PrEP patients, an annual HIV incidence rate of 2.0% absent PrEP, and a 90% reduction in HIV acquisition risk with PrEP, implying approximately 3,600 HIV infections prevented annually. CDC reports that PrEP can reduce the risk of acquiring HIV through sex by about 99% when taken as prescribed, implying approximately 3,960 HIV infections prevented annually. 4 Centers for Disease Control and Prevention, Estimated HIV Incidence and Prevalence in the United States, 2018–2022, HIV Surveillance Supplemental Report, 2024; 29(1). CDC estimates that 22,500 gay and bisexual men acquired HIV in the United States in 2022. + Shareholder Letter 7

Q3 2026 The Global Gayborhood in Your Pocket™ Grindr will accelerate Freddie’s growth At September’s end, Freddie was actively serving more than 25,000 patients across Canada and the U.S. In Canada, it fills nearly a third of all PrEP prescriptions, a position it achieved without relying on Grindr in a significant way. Our two years of working together in the U.S., with Freddie as an advertiser on our platform, have shown that Grindr is by far its most effective source of new patients. From January through September, almost 25% of Freddie’s U.S. patients came through Grindr using only standard ads that any advertiser could buy. Native Placements Perform 2.5X Better than Ads Woodwork taught us that commercial offers built natively into the app, where they feel like part of the regular experience instead of an ad, convert almost 2.5X better than standard advertising. These placements were not available to Freddie as an advertiser, but during diligence we validated their effectiveness for PrEP. Now that Freddie is part of Grindr, we are beginning to use a large portion of the native placements we built for Woodwork to promote Freddie. We are also creating placements in parts of the Grindr app where other commercial offers would not make sense but PrEP does, such as on a user’s profile where he indicates his HIV status or whether he is on PrEP. Approximately three in four U.S. Grindr users who sign up for Freddie have never used PrEP, showing Grindr can expand the PrEP market itself, beyond competing for patients already receiving care. More than 400,000 U.S. users already identify on their profiles as taking PrEP. We estimate that more than 2 million additional U.S. users could benefit from being on PrEP, and U.S. PrEP usage is growing 10–15% a year. ALREADY ON PREP 400K+ U.S. Grindr users who already identify on their profiles as taking PrEP A market Freddie can serve with care built into Grindr. COULD BENEFIT FROM PREP 2M+ additional U.S. users we estimate could benefit from being on PrEP U.S. PrEP usage is growing 10–15% a year. Shareholder Letter 8

Q3 2026
The Global Gayborhood in Your Pocket™


9:41
Health Center
Start and stay on PrEP
Reduces HIV risk by up to 99%
Get PrEP
Subject to clinical assessment
freddie
Online clinician visit
Lab testing
Prescription & insurance
Refill reminders
Your health information stays separate from your profile.

Most eligible patients pay little to nothing out of pocket for PrEP. By building the care experience directly into Grindr, where users are already highly engaged, we intend to make signing up for PrEP as easy as tapping a few buttons and having a short video call or asynchronous consult with a prescriber, all within the app.

Together, over the next few years, better placements and easier access to care will dramatically increase the already impressive number of new U.S. Freddie patients coming through Grindr. Currently, the U.S. business in 2026 represents roughly one-third of Freddie's revenue, and we expect Freddie to serve approximately 12,000 U.S. patients at the end of 2026. Based on our tests, we believe our current native placements and some of the newer ones we are building can alone take that number to 50,000 over the medium term.

freddie **U.S. patients served by Freddie**

50,000
MEDIUM TERM

YEAR END 2026
~12,000

Growth beyond 50,000 patients should accelerate further once users can receive premium Grindr services and other integrations such as an in-app badge with the verified date of your last negative HIV test result or PrEP prescription obtained through Freddie - information shared only with user consent. Starting care with Freddie will also make their Grindr experience better: premium features help users find the connections they want, while verified badge information gives other users more confidence in the health information on their profiles.

Shareholder Letter
9

Q3 2026 The Global Gayborhood in Your Pocket™ Freddie will become a major source of profitable growth Freddie is already an excellent business, with expected full-year revenue of $80 million and approximately $10 million in Adjusted EBITDA in 2026, profitability it achieved while also investing to build its platform exponentially in the U.S. Freddie’s current revenue and margins reflect the upfront investment in building its U.S. infrastructure and the fact that most prescriptions are still filled by third-party pharmacies. As we grow, we will spread those infrastructure costs across more patients and capture more revenue per patient by fulfilling nearly all prescriptions through PurposeMed’s own pharmacies. Over time, the lion’s share of overall revenue will come from the U.S., where we expect margins to be substantially higher than in Canada. Our focus for Freddie in 2027 is expanding its in-house pharmacy capacity and moving as many U.S. patients as possible from third-party pharmacies to our own pharmacies, a key step toward achieving full revenue per patient. In the U.S., a Freddie patient receiving both telehealth and pharmacy services for a full year generates more than $4,800 in revenue. This will not happen all at once and not every patient will receive all services from Freddie or its affiliated clinical networks, but as we make progress throughout the year, our unit economics will improve markedly. That will be the time to begin accelerating patient growth and grow revenue through additional patient volume. Once we reach the $4,800 revenue per U.S. patient level, the economics are very compelling: with 50,000 U.S. patients receiving both services for a full year, we would generate approximately $240 million in revenue. At that scale, we would expect to reach healthcare Adjusted EBITDA margins of 40% or higher, comparable to the core Grindr business, generating nearly $100 million in annual Adjusted EBITDA. FREDDIE (U.S.) AT SCALE $4,800+ REVENUE / PATIENT / YR × 50,000 U.S. PATIENTS = ~$240M ANNUAL REVENUE ~$100M Annual Adjusted EBITDA at 40%+ healthcare margins, comparable to the core Grindr business Revenue 2026E $80M At scale ~$240M Adjusted EBITDA 2026E ~$10M At scale ~$100M Our aspirations, of course, are far greater. At 200,000 U.S. patients, equivalent to Freddie’s Canadian market share applied to today’s U.S. PrEP market, we would generate nearly $1 billion in annual revenue. It is too early in our journey to lay out a plan or a timeline for reaching that scale, but that is the type of impact we aim to have on our users’ health. Shareholder Letter 10

Q3 2026 The Global Gayborhood in Your Pocket™ The Opportunity Ahead: Bigger Ambitions for 2027 and Beyond As we previewed when we announced the Freddie acquisition, we are providing our initial 2027 outlook a full quarter earlier than usual to help shareholders understand how Edge and Freddie will contribute to Grindr’s next stage of growth. Next year, we will have three key priorities: 01 Grindr Health Successful integration of Freddie into Grindr and rapid expansion of U.S. PrEP patients 02 Edge Rapidly scaling Edge revenue, coupled with continued AI product innovation and development of future premium offerings, like VIP 03 Grindr App Continued investment in the free Grindr experience to maintain Grindr’s position as the app of choice for gay men We are excited to be guiding to 2027 revenue of at least $705 million, representing 26% annual growth, and Adjusted EBITDA of at least $275 million. This implies an Adjusted EBITDA margin of 39%, within the long-term range of 39-42% that we provided at our 2024 Investor Day, even as we make investments to scale Freddie. Our outlook assumes Freddie will be adding meaningful revenue and Adjusted EBITDA dollars in 2027, although initially at a lower margin, as operational investments required to grow the business slightly reduce our combined margin percentage. Our focus with Freddie is to build the care experience directly into Grindr; expand the clinical and pharmacy capacity needed to serve more patients; and improve profitability as we grow. Delivering excellent care and building a highly profitable business must go together. INITIAL 2027 OUTLOOK Revenue, at least $705M Representing 26% annual growth Adjusted EBITDA, at least $275M 39% margin, within long-term range of 39–42% Shareholder Letter 11

Q3 2026 The Global Gayborhood in Your Pocket™ When I took over as CEO in 2022, Grindr had recently been rescued from Chinese ownership and was preparing to go public. The opportunity for rapid growth was clear, but the company lacked the vision, strategy, and team to make it happen. Over the last four years, we’ve refounded Grindr around the vision of the Global Gayborhood: a platform company dedicated to gay men. We’ve built a new team that is among the most efficient and productive in public tech, and nearly tripled both revenue and Adjusted EBITDA while making the product experience exponentially better for all users. Driven by our success, our ambitions for 2030 have grown far beyond what we envisioned in 2024. At our forthcoming Investor Day in June 2027, we will share our vision for what Grindr will become by the end of the decade. We will also set out the growth and profitability goals against which you can judge our performance through 2030, just as we did in 2024. Thank you to our team for their work and to our shareholders for your continued support. George Arison Chairman and CEO Shareholder Letter 12

Q3 2026 The Global Gayborhood in Your Pocket™ Q3 2026 Financial & Operating Performance We delivered an outstanding third quarter with strong performance across our financial and user metrics. Total revenue increased 22% year over year to $141 million, driven by growth in both App-Based Revenue and advertising. Net loss was $7 million, inclusive of a $33 million litigation settlement charge and deal costs of $3 million, representing a net loss margin of 5%. Net income excluding litigation-related and transaction- related costs was $21 million or a margin of 15%, and Adjusted EBITDA increased 13% to $62 million, representing an Adjusted EBITDA margin of 44%. Q3 2026 Operational Highlights Average Paying Users 1.4M +11% Year-Over-Year Growth ARPPU $27.15 +10% Year-Over-Year Growth Revenue App-Based Revenue for Q3 2026 grew to $118 million, up 22% year over year from $96 million in Q3 2025. Growth was driven by continued demand across our XTRA and Unlimited subscription tiers, as well as strong consumables performance. Advertising revenue for Q3 2026 grew to $24 million, up 23% year over year from $19 million in Q3 2025. Growth was driven by continued strength in brand advertising. Revenue $ in millions $116M $19M Advertising $96M App- Based Q3 ‘25 $126M $23M Advertising $103M App- Based Q4 ‘25 $130M $23M Advertising $107M App- Based Q1 ‘26 $138M $25M Advertising $113M App- Based Q2 ‘26 $141M $24M Advertising $118M App- Based Q3 ‘26 Shareholder Letter 13

Q3 2026 The Global Gayborhood in Your Pocket™

Operating Income

Operating income for Q3 2026 was $4 million, or 3% of revenue, inclusive of a $33 million one-time legal-related settlement charge recorded in connection with the U.K. litigation settlement announced in September, which arose from historical data practices prior to 2020 — before Grindr's current ownership and management team — as well as higher stock-based compensation. Q3 2026 operating income excluding litigation-related and transaction-related costs was $40 million, or approximately 28% of revenue. Q3 2025 operating income was $45 million, or 39% of revenue.

Q3 2026 operating expenses, excluding cost of revenue, were $103 million, including the U.K. litigation settlement. Q3 2026 operating expenses excluding cost of revenue, litigation-related and transaction-related costs were approximately $67 million, compared to $42 million in the prior-year period.

Net Loss

For Q3 2026, net loss was $7 million, or (5)% of revenue, compared to net income of $31 million, or 27% of revenue, in Q3 2025. The year-over-year change was primarily driven by the lower operating income described above, including the settlement, as well as higher interest expense and other expense. These impacts were partially offset by an income tax benefit in the current-year period, compared to income tax expense in the prior-year period. For Q3 2026, net income excluding litigation-related and transaction-related costs was $21 million, or 15% of revenue.

Adjusted EBITDA

Adjusted EBITDA for Q3 2026 was $62 million, or 44% of total revenue, compared to $55 million, or 47% of revenue, in Q3 2025, with the prior-year Adjusted EBITDA margin also benefitting from higher capitalized expenses related to product development. Our Q3 2026 profitability gives us the capacity to continue investing in the core app and to pursue the next phase of Grindr's growth while maintaining strong margins.


Adjusted EBITDA
$ in millions
$55M
$55M
$58M
$58M
$62M
Adjusted EBITDA margin
47%
44%
45%
42%
44%
Q3 '25
Q4 '25
Q1 '26
Q2 '26
Q3 '26

Shareholder Letter 14

Q3 2026 The Global Gayborhood in Your Pocket™ Capital Allocation We have continued to deploy capital with a clear focus on long-term value creation while preserving the capacity to invest in our business and execute on the Freddie acquisition. Through the completion of our structured repurchase programs, year-to-date we repurchased approximately 13 million shares for $180 million, or an average of $13.83 per share before excise tax during the nine months ended September 30, 2026. The Freddie acquisition included $60 million of consideration paid in Grindr shares (based on the volume-weighted average price per share of Grindr’s common stock for the 15 consecutive trading days ending on, and including, September 29, 2026), representing approximately 4 million shares. After giving effect to those shares, our repurchase activity represents a net reduction of approximately 9 million shares in 2026. That is equivalent to approximately 5% of our pre-buyback shares outstanding and approximately 19% of our pre-buyback free float, before other share activity. Importantly, the shares issued in connection with the Freddie acquisition will be subject to resale restrictions for a period of 12 months, and therefore will not immediately replenish the freely tradable float. We believe this reflects a thoughtful approach to capital allocation: returning capital when we see an attractive opportunity to do so, using stock consideration efficiently to support an acquisition that advances our strategy, and continuing to fund the investments required to grow both Grindr and Grindr Health. 2026 Guidance Our Q3 results and continued execution in the core business allow us to raise our 2026 outlook. We now expect full-year 2026 revenue of at least $560 million, up from our prior outlook of approximately $540 million, and Adjusted EBITDA of at least $236 million, up from approximately $232 million previously. These anticipated results include a minor contribution from Freddie in the fourth quarter following the closing of the transaction. 2026 Guidance Revenue $560M Up from ~$540M Adjusted EBITDA $236M Up from ~$232M Shareholder Letter 15

Q3 2026 The Global Gayborhood in Your Pocket™ Initial 2027 Outlook Today, we are providing initial 2027 guidance earlier than usual in order to help investors and analysts model the anticipated changes to our business with the addition of Edge and Freddie. For 2027, we expect total revenue of at least $705 million and Adjusted EBITDA of at least $275 million, representing an Adjusted EBITDA margin of at least 39%. This remains consistent with the 39- 42% long-term margin framework we established at our 2024 Investor Day, despite the addition of Freddie, which is currently sub-scale in the U.S. In 2027, we will be investing in the core app and Edge while continuing to grow profitably. The underlying economics and earnings power of the core business remain strong. As discussed above, early results reinforce our conviction in the opportunity to reach more patients through Grindr. At the same time, our focus next year is to establish the right foundation: integrating Freddie thoughtfully into Grindr, delivering an excellent patient experience, building the clinical and fulfillment capacity to support growth, and advancing patient economics toward the higher-margin profile we expect over time. While the investments required to scale Freddie will affect our consolidated margin profile in 2027, we expect Freddie to be accretive to consolidated Adjusted EBITDA dollars. At scale, we believe Freddie can achieve Adjusted EBITDA margins of at least 40%. We will provide a more complete view of Freddie’s long-term plan and our financial framework for 2028 and beyond at our Investor Day in June 2027. Initial 2027 Outlook Revenue $705M At least · 26% growth Adjusted EBITDA $275M At least · 39% margin Shareholder Letter 16

Q3 2026 The Global Gayborhood in Your Pocket™ Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) Shareholder Letter 17

Q3 2026 The Global Gayborhood in Your Pocket™ Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) Shareholder Letter 18

Q3 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data) Shareholder Letter 19

Q3 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Statements of Operations (in thousands) Shareholder Letter 20

Q3 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Statements of Cash Flows (in thousands) Shareholder Letter 21

Q3 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Statements of Cash Flows (continued) (in thousands) Shareholder Letter 22

Q3 2026 The Global Gayborhood in Your Pocket™ The following table presents the reconciliation of net (loss) income to net income excluding litigation- related and transaction-related costs for the three and nine months ended September 30, 2026 and 2025: The following table presents the reconciliation of operating expenses excluding cost of revenue to operating expenses excluding cost of revenue, litigation-related and transaction-related costs for the three and nine months ended September 30, 2026 and 2025: Shareholder Letter 23

Q3 2026 The Global Gayborhood in Your Pocket™ The following table presents the reconciliation of income from operations to operating income excluding litigation-related and transaction-related costs for the three and nine months ended September 30, 2026 and 2025: Shareholder Letter 24

Q3 2026 The Global Gayborhood in Your Pocket™ Forward-Looking Statements This letter contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, such as “anticipates,” “approximately,” “believes,” “can,” “commitment,” “continues,” “could,” “estimates,” “expects,” “goal,” “help” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements include, among others, statements regarding: our annual revenue and Adjusted EBITDA guidance for 2026, our forecasts for revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2027, and our expectations for Freddie’s revenue, Adjusted EBITDA and Adjusted EBITDA margin, and patients as of year-end 2027 and beyond, including its anticipated contribution to our consolidated financial results; capital allocation and investment, business expansion, future strategic partnerships, drivers of revenue growth and cost reduction, and expectations for profitability; the integration and future performance of PurposeMed and Freddie, the expansion of Grindr Health, and our ability to grow the Freddie brand in the future, including the expectation that PurposeMed is currently sub-scale in the U.S.; our ability to expand patients’ access to care, including the number of patients that we will be able to reach and the number of HIV infections we will be able to prevent in the future; AI-related plans and goals; plans and expectations regarding development of new and existing products and features, including AI-driven features; and product launches and timing, including expectations about the growth, pricing and launch timeline for Edge. Forward-looking statements are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward- looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this letter, including but not limited to: (i) our ability to retain existing users and add new users; (ii) the success of Edge, including market acceptance of its premium pricing, our ability to manage subscriber growth, implement planned price increases, and retain subscribers, and its contribution to core app revenue; (iii) potential litigation or regulatory action relating to the acquisition of PurposeMed; (iv) the risk that the anticipated benefits of the acquisition of PurposeMed, including expected synergies, revenue growth, and margin improvements, may not be realized or may take longer to realize than expected; (v) the challenges of integrating PurposeMed’s business, operations, and personnel with Grindr’s, including potential disruption to each company’s ongoing business; (vi) the risk that healthcare revenue and Adjusted EBITDA projections, including per-patient revenue assumptions, patient volume estimates, and margin targets, are incorrect or may not be achieved; (vii) risks related to operating in the healthcare industry, including compliance with healthcare laws and regulations, including those governing telehealth, the prescribing and dispensing of controlled and non-controlled substances, and pharmacy operations, as well as compliance with HIPAA, Canadian, and U.S. state health privacy laws; (viii) potential changes to federal or state healthcare programs that could adversely affect the business; (ix) our ability to retain existing patients and add new patients; (x) market perception of our brand, including in connection with our expansion in healthcare; (xi) the impact of the legal environment and complexities with litigation and regulatory compliance related to such environment, including maintaining compliance with privacy, data protection, consumer protection, and online safety laws and regulations as well as laws that may apply to any new products or services we have introduced and may introduce in the future, including in the health sector; (xii) our ability to address privacy concerns, including new privacy risks arising from the integration of PurposeMed’s operations with Grindr; (xiii) our ability to protect systems and infrastructure from cyber-attacks and prevent unauthorized data access, including with respect to patient health information; (xiv) our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions; (xv) our success in retaining or recruiting directors, officers, key employees, or other key personnel, including PurposeMed’s leadership team, and our success in managing any changes in such roles; (xvi) competition in the dating and social networking products and services industry and in telehealth and digital healthcare; (xvii) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (xviii) our ability to successfully develop and adopt AI and machine learning technologies, and processes – including generative AI – in our daily operations, including by deploying generative AI and machine learning in our products and services; (xix) our dependence on the integrity of third-party systems and infrastructure; (xx) whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; (xxi) the impact of resales of significant volumes of our securities by any of our directors or significant stockholders, including pursuant to one or more margin calls on such stockholders’ loans, on our stock price; (xxii) the timing, price and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases; (xxiii) the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts; (xxiv) the impact of anti-LGBTQ policies and actions by governments and non-state actors around the world, including to block or otherwise restrict access to our app in their countries; and (xxv) the impacts of legislative, regulatory, economic, competitive, or technological changes that may affect our business, operations, or financial condition. The foregoing list of factors is not exhaustive. Shareholder Letter 25

Q3 2026 The Global Gayborhood in Your Pocket™ Forward-Looking Statements (continued) Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by our forward-looking statements are included in the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025 and in Quarterly Reports on Form 10-Q we file thereafter. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. Except as required by law, Grindr assumes no obligation, and does not intend, to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures We use Adjusted EBITDA, Adjusted EBITDA margin, net income excluding litigation-related and transaction-related costs, operating income excluding litigation-related and transaction-related costs, and operating expenses excluding cost of revenue, litigation-related and transaction-related costs, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net (loss) income excluding income tax (benefit) provision; interest expense, net; depreciation and amortization; stock-based compensation expense; equity method investee losses and related credit losses; change in fair value of warrant liability; and employee transition costs, litigation-related costs, transaction-related costs, and other expense, in each case, that are unrelated to our core ongoing business operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We define net income excluding litigation-related and transaction-related costs as net (loss) income excluding these costs, net of the related income tax effect. We define operating income excluding litigation-related and transaction-related costs as income from operations excluding these costs. We define operating expenses excluding cost of revenue, litigation-related and transaction-related costs as selling, general and administrative expense, product development expense, and depreciation and amortization, excluding these costs. The related margins are calculated by dividing each measure by revenue. Our management uses Adjusted EBITDA and Adjusted EBITDA margin internally to evaluate the performance of our business and these measures are among the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. In addition, we believe net income excluding litigation-related and transaction-related costs, operating income excluding litigation-related and transaction-related costs, and operating expenses excluding cost of revenue, litigation-related and transaction-related costs, as well as the related margins, are useful to investors in evaluating our core operating performance and comparing results across periods because they exclude litigation settlement charges and deal costs, which we do not consider representative of our normal operating results. While we believe that Adjusted EBITDA, Adjusted EBITDA margin, net income excluding litigation-related and transaction-related costs, operating income excluding litigation-related and transaction-related costs, and operating expenses excluding cost of revenue, litigation-related and transaction-related costs, as well as the related margins, are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP. Reconciliations of Grindr’s non-GAAP financial measures to the most comparable GAAP financial measures are presented above. We are not able to estimate net income on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA or Adjusted EBITDA margin to net income or net income margin, respectively, on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA and Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results. Shareholder Letter 26

Q3 2026 The Global Gayborhood in Your Pocket™ Key Operating Measures Our key operating measures include Average Paying Users and Average App-Based Revenue per Average Paying User (ARPPU). We define our key operating measures and how we calculate them in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating and Financial Metrics” included under Part I, Item 2 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Trademarks This letter may contain trademarks of Grindr, including its subsidiaries and affiliates. Solely for convenience, trademarks referred to in this letter may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks. About Grindr Since 2009, Grindr has changed how gay men meet and connect. More than a quarter of gay male relationships in America today began on Grindr. Built by gay people for gay people, Grindr serves nearly 16 million average monthly active users in virtually every country in the world, helping them express themselves, build relationships, and find community. Now, as the Global Gayborhood in Your Pocket™, Grindr is bringing the connections and services of a physical gayborhood into the app to serve more of gay men’s everyday needs. Grindr Health brings together technology and clinical expertise to make it easier to access and manage health and wellness care. Since 2015, Grindr for Equality has worked with organizations in every region of the world to advance human rights, health, and safety for millions of people. Across its businesses and community partnerships, Grindr pursues one mission: to make a world where the lives of its global community are free, equal, and healthy. Shareholder Letter 27